UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 1, 2011, WellCare Health Plans, Inc. (the “Company”) and The WellCare Management Group, Inc. (“WCMG” and together with the Company, the “Borrowers”), a subsidiary of the Company, entered into a senior secured credit facility (the “Credit Agreement”) with an initial aggregate principal amount at any time outstanding not to exceed $300,000,000, among the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, collectively, as the joint lead bookrunners and joint lead arrangers, and Wells Fargo Bank, National Association, as syndication agent.

The Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) in the amount of up to $150,000,000 (the loans thereunder, the “Term Loans”) and a senior secured revolving loan facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”) of up to $150,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term Loans, the “Loans”), of which up to $75,000,000 is available for letters of credit and up to $15,000,000 is available for short-term borrowings on a swingline basis.  The Credit Agreement also provides that the Borrowers may, at their option, increase the aggregate amount of the Revolving Credit Facility and/or obtain incremental term loans in an amount up to $125,000,000 without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding.  There can be no assurance that additional funding will become available.  Unutilized commitments under the Credit Agreement are subject to a fee of 0.25% to 0.45% depending upon the Company’s ratio of total debt to cash flow.

On August 1, 2011, the Borrowers incurred $150,000,000 pursuant to the Term Loans.  The final maturity of the Term Loans is August 1, 2016.  Subject to adjustment for prepayments, the Term Loans will amortize in quarterly installments of $1,875,000 for the first four quarters, $3,750,000 for the next eight quarters, $5,625,000 for the next four quarters and $7,500,000 for the final three quarters, with the remaining balance due upon maturity.

The proceeds of the Revolving Credit Loans may be used for general corporate purposes of the Company and its subsidiaries.  The commitments under the Revolving Credit Facility expire on August 1, 2016 and any Revolving Credit Loans will be payable in full at that time.

The Credit Facilities are guaranteed by the Borrowers and certain of the Company’s subsidiaries, other than its health maintenance organization (“HMO”) and insurance subsidiaries.  In addition, the Credit Agreement is secured pursuant to a Pledge and Security Agreement, dated as of August 1, 2011 (the “Pledge and Security Agreement”), by first priority liens on personal property of the Borrowers and guarantors and includes a pledge of the equity interests of certain of the Company’s subsidiaries, including its HMO and insurance subsidiaries.

Loans designated by the Borrowers at the time of borrowing as “ABR Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to (i) the greatest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day; (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1%; and (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one month interest period on such day plus 1%; plus (ii) the Applicable Margin.  Loans designated by the Borrowers at the time of borrowing as “Eurodollar Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Credit Agreement) for the interest period in effect for such borrowing plus the Applicable Margin.  The “Applicable Margin” means a percentage ranging from 0.50% to 2.00% per annum for ABR Loans and a percentage ranging from 1.50% to 3.00% per annum for Eurodollar Loans, depending upon the Company’s ratio of total debt to cash flow.  The interest rate under the Term Loans is currently 2.25% per annum.

The Credit Agreement includes negative and financial covenants that limit certain activities of the Company and its subsidiaries, including (i) restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness; and (ii) financial covenants that require (a) the ratio of total debt to cash flow not to exceed a maximum; (b) a minimum interest expense and principal payment coverage ratio; (c) a minimum level of statutory net worth for the Company’s HMO and insurance subsidiaries; and (d) the Company to maintain cash in an amount equal to one year of payment obligations due and payable to the Department of Justice during the next twelve consecutive months, so long as such obligations remain outstanding.

The Credit Agreement also contains customary representations and warranties that must be accurate in order for the Company or WCMG to borrow under the Revolving Credit Facility.  In addition, the Credit Agreement contains customary events of default.  If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Credit Agreement.  Lenders holding at least 50% of the loans and commitments under the Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the Credit Agreement upon the occurrence and during the continuation of an event of default.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Credit Agreement and Pledge and Security Agreement.  The above description is qualified in its entirety by reference to the complete Credit Agreement and the Pledge and Security Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement.

On August 1, 2011, the Borrowers terminated their $65,000,000 Credit Agreement, dated May 12, 2010, among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger (as amended to date, the “2010 Credit Agreement”).  The 2010 Credit Agreement was terminated in connection with the entry into the Credit Agreement described above under Item 1.01 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:
10.1
Credit Agreement, dated August 1, 2011, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, collectively, as the joint bookrunners and joint lead arrangers, and Wells Fargo Bank, National Association, as syndication agent.

10.2
Pledge and Security Agreement, dated August 1, 2011, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the subsidiaries of WellCare Health Plans, Inc. named therein, and JPMorgan Chase Bank, N.A., as administrative agent, for itself and for the Secured Parties (as defined in the Credit Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011	WELLCARE HEALTH PLANS, INC. /s/ Thomas L. Tran
Thomas L. Tran
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement, dated August 1, 2011, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, collectively, as the joint bookrunners and joint lead arrangers, and Wells Fargo Bank, National Association, as syndication agent.

10.2
Pledge and Security Agreement, dated August 1, 2011, among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the subsidiaries of WellCare Health Plans, Inc. named therein, and JPMorgan Chase Bank, N.A., as administrative agent, for itself and for the Secured Parties (as defined in the Credit Agreement).